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                                                                    Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 2000, with respect to the financial statements of Main Street Banks Incorporated included in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of First Sterling Banks, Inc. for the registration of 8,917,290 shares of its common stock.



Atlanta, Georgia
March 30, 2000

                                            /s/ Ernst & Young LLP